Exhibit No. 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of PPG Industries, Inc. on Form S-8 of our report dated January 15, 2004, appearing in the Annual Report on Form 10-K of PPG Industries, Inc. for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania

August 12, 2004